EXHIBIT 5.1
June 25, 2008
ADVENTRX Pharmaceuticals, Inc.
6725 Mesa Ridge Road, Suite 100
San Diego, California 92121
Ladies and Gentlemen:
We have acted as legal counsel for ADVENTRX Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-8 (the “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”), a total of 16,054,510 shares of the Company’s common stock, $0.001 par value per share (the “Shares”), (i) up to 783,376 of which may be issued pursuant to the Company’s 2005 Equity Incentive Plan (the “2005 EIP”), (ii) up to 2,173,634 of which may be issued pursuant to the Company’s 2005 Employee Stock Purchase Plan (the “2005 ESPP”), and (iii) up to 13,097,500 of which may be issued pursuant to the Company’s 2008 Omnibus Incentive Plan (the “2008 OIP”).
We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We express no opinion concerning any law other than the corporation law of the State of Delaware and the federal law of the United States. As to matters of Delaware corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations.
Based on such examination, we are of the opinion that the Shares, which may be issued pursuant to awards granted under the 2005 EIP or 2008 OIP or in connection with participation in the 2005 ESPP, are duly authorized and, when issued against receipt of the consideration therefor in accordance with the provisions of the 2005 EIP, the 2005 ESPP or the 2008 OIP, as applicable, will be validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name wherever it appears in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.
This opinion letter is given to you solely for use in connection with the issuance of the Shares in accordance with the Registration Statement and is not to be relied upon for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Registration Statement.

Respectfully submitted,

/s/ DLA Piper US LLP

DLA PIPER US LLP

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